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Exhibit 32.1
Certification of CEO Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, William G. Smith,

Jr.,
Chairman and Chief Executive Officer of Capital City Bank Group,

Inc., hereby certify that to my knowledge (1) this Quarterly
Report of the Company on Form 10-Q for the period ended September

30, 2025, as filed with the Securities and Exchange
Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act
of 1934, as amended, and (2) the information contained in this Report fairly presents,

in all material respects, the financial condition
of the Company and its results of operations as of and for the periods covered therein.

/s/ William G. Smith, Jr.
William G. Smith, Jr.
Chairman and Chief Executive Officer
Date: October 31, 2025
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise
adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has
been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its
staff upon request.